UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

1169 Pittsford-Victor Rd Pittsford, NY 14534
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On October 12, 2007 James Y. Gleasman, the company's Chief Executive Officer, made the following statements on the company's website www.torvec.com:

Message from the CEO
October 12, 2007

Dear Shareholders,

My September 4, 2007 CEO Update was the first of a four-part series to highlight the most recent developments regarding Torvec’s four principal automotive technologies. In that Update, I discussed our constant velocity joint and promised that the next Update would focus on our IsoTorque differential.

I anticipate I will be able to provide you with a comprehensive Update on our differential within the next few weeks which will include the results of ongoing events with two automotive companies worldwide. I believe you will find the information disclosed about the IsoTorque to be well worth the wait.

This Update, therefore, is an "interim" one to keep our shareholders as up to date with what is going on as is possible.

Our Move

First, we have almost completed our move into our new 14,000 sq. ft. executive office and manufacturing facility. Our new plant is located at 1999 Mt. Read Blvd. Rochester, New York 14615. Our facility forms a stand-alone building within the Mt. Read Industrial Complex and is on the western side of Mt. Read, just south the Ridgeway Avenue overpass. Adequate signage to identify the facility is on order.

Our new telephone number is (585)254-1100; our new fax is (585)254-1105.

Please recall that the reason for the move is not only to house our executive offices and operations facilities in one building but to provide us with adequate space to manufacture products to fill existing and future purchase orders and enable us to complete ongoing and future projects for companies requiring, for example, multiple and larger lifts, multiple and larger dynamometers, a "clean" room for transmission refinement, gear-cutting machines as well as significant acreage for more "real world" demonstrations of our products, especially the FTV.

Our Ongoing Projects

I will repeat again what I have said before: Torvec has signed confidentiality agreements that prevent us from naming in most instances the companies we are dealing with and which restrict us from providing you with in depth information about either the nature of the project or the progress we are making. Torvec has and will continue to honor the commitments it has made, especially since we may be dealing with these companies for the foreseeable future.

I am pleased to tell you, however, that recently, one major corporation with whom we have been working has consented to be named and the project described in some detail. This announcement will be made very shortly. And, it might interest you to know that it took us over three and one-half months to obtain the company’s consent to be named.

In a similar vein, over the last six months, I have received approximately three emails about the state of our Chinese negotiations, implying by their tone that the discussions were "dead." The reasoning, if any, behind these emails escapes me since my August 7, 2007 Update furnished everyone with very positive developments concerning our Chinese dealings (as well as our dealings with the City of Chicago). More importantly, however, the Chinese, whether it be the government or private companies, have been adamant that nothing whatsoever be disclosed concerning the fact of our negotiations with them or the progress of those negotiations. In fact, the Chinese position that nothing be disclosed was reconfirmed in no uncertain terms at a meeting with senior representatives of the Chinese government and Chinese automotive companies held on September 29, 2007 in Washington, D.C.

Despite the time being taken up with our move and our talks with the Chinese, we are extraordinarily busy completing the following partial list of projects:

A major U.S. automotive manufacturer has requested that Torvec adapt our patented FTV substructure to fit on one of its cabover trucks to determine its suitability for the manufacturer to go into production of FTVs, with initial sales to be primarily in the North American market. The truck has been delivered and is now being fitted with our substructure;

A different major U.S. automotive manufacturer has signaled its strong interest in our IsoTorque differential, not only for certain classes of its flagship vehicles but also for all of its car and truck models;

We have delivered our constant velocity joints to a major military contractor per their purchase order and have been informed that the units have more than met the manufacturer’s expectations. We anticipate that we will know more about the next steps to be taken on this project in the very near future;

A California metropolitan bus company has requested that we build a specialized version of our constant velocity joint to enable its new hybrid bus model to function. We are adapting our constant velocity joint technology to meet the bus company’s need and will be shipping them a unit very soon;

A Malaysian company has requested us to adapt our constant velocity joint technology to solve a major problem inherent in the current design of its monorail system. We are in the process of designing the adaptation;

Our NASA program continues to roll forward. We have delivered the Isotorque differentials to NASA under the existing purchase order and will be delivering electrically-modified transmissions to NASA as called for under the purchase order. I will mention that we have had to further modify our transmission to meet NASA’s ever-developing specifications as that Agency continues to improve the vehicle it is designing for our country’s return to the moon. It has become more obvious, with the Chinese entry into the moon race, that something very vital is at stake and Torvec is very proud that our technology will be at the forefront of America’s effort;

An American subsidiary of a Korean manufacturer is putting together a proposal to acquire our hydraulic pump and motor for incorporation in its construction and agriculture vehicles;

Another Fortune 500 company is putting together a joint venture proposal to acquire rights to our constant velocity joint technology. I will provide you with details as soon as I am able under the terms of the confidentiality agreement we have with the company;

Finally, please bear in mind that we are continuing to work with Nissan with specific focus on our IsoTorque differential.
As stated, this project list is partial--- we are working on other projects and we will provide you with information on such other projects as well as update you on the progress of the projects mentioned above as soon as we are able.

Our Stock Price

We here at Torvec are just as frustrated as you are about the current price of our stock. I have often said that our stock price from time to time does not reflect the inherent value of Torvec and with the catalog of in-house projects described above, this statement has never been truer. However, we cannot and do not control the stock price; it is determined by the market makers and daily fluctuations, whether up or down, bear no relationship to value or, quite frankly, the quite positive developments which, as you can see from reading the above list of projects, are now taking place at the company.

I want to point out here a very important point which can be missed by our shareholders: our daily trading volume is extremely low . A low trading volume simply means that there are few sellers in the market. In other words, by and large, our shareholders are holding firm in their resolve, are confident in our ultimate success and have not been panicked by scare tactics used by those with short positions in our stock and the rumor mill.

We have verified by reviewing our common stockholder lists that over 90% of the investors in our 1997 and 1998 private placements have not only not sold their Torvec shares but many have added significantly to their original position.

Torvec’s management wishes to thank our shareholders for their loyalty, their confidence in us and their understanding that -----

"Achievements can not be realized without risk."

Sincerely,

James Gleasman
CEO

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

October 12, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO